UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014 (April 3, 2014)

OSL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

60 Dutch Hill Road, Suite 13, Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 363-6776

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 1, 2014, the Company issued to Samuel Schonbrun 3,000,000 shares of its Common Stock, $0.001 par value per share, in exchange for consulting services valued at $3,000.

On April 3, 2014, the Company issued to Ben Kotch 4,500,000 shares of its Common Stock, $0.001 par value per share upon conversion of $5,535 principal amount of the Company’s convertible debt held by Mr. Kotch.

On April 3, 2014, the Company issued to Sam Kotch 4,600,000 shares of its Common Stock, $0.001 par value per share upon conversion of $5,658 principal amount of the Company’s convertible debt held by Mr. Kotch.

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Sections 3(a)(9) or 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: April 9, 2014	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg, Chief Executive Officer

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